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                                                                    EXHIBIT 10.1

                       Manufacturing and Supply Agreement

          This Manufacturing and Supply Agreement ("Agreement") is dated as of March 28, 2001 and is between Amerigon Incorporated, a California corporation, with offices located at 5462 Irwindale Avenue, Irwindale, California 91760 ("Amerigon") and FerrotecCorporation, with offices located at Sumitomo Bldg. #6, 5-24-8 Higashi Ueno, Taito-ku, Tokyo 110, Japan ("Ferrotec").

I.  Recitals
    --------

     WHEREAS, Amerigon and Ferrotec desire to enter into this Agreement to set forth certain binding obligations of Amerigon and Ferrotec with respect to, and the general terms and conditions of, an exclusive supplier arrangement pursuant to which Amerigon receives a fee of US$ 2,000,000 and enters into a Common Stock Subscription Agreement with Ferrotec (the "Subscription Agreement"), as set forth in Section 11.2 of this Agreement, and Ferrotec receives the exclusive rights for the Term (as defined in Section 10.1 of this Agreement) to manufacture in the countries and geographic territories described in Exhibit A to this Agreement (the "Territory") Amerigon Climate Control Seat System units ("CCS Units") for distribution by Amerigon to automotive parts manufacturing facilities located in the Territory with the understanding that the parties shall negotiate to enter into a joint venture for the marketing, sales and distribution of CCS Units in the Territory.

     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Amerigon and Ferrotec agree as follows:

II.  Statement of Work
     -----------------
2.1  Manufacturing:

     (a) Ferrotec shall manufacture in the Territory and shall supply to Amerigon all of the CCS Units required to be distributed by Amerigon to automotive parts manufacturing facilities located in the Territory, as set forth in the Production Schedule defined in Article IV of this Agreement (the "Production Schedule") or in purchase orders generated from time to time by Amerigon.

     (b) Ferrotec shall purchase any and all parts necessary to manufacture and supply the CCS Units in accordance with the Production Schedule.

     (c) Ferrotec shall provide to Amerigon CCS Units that are technologically equal to or better than any competitive product that can be substituted for the CCS Unit. Ferrotec shall manufacture and supply to Amerigon CCS Units that meet, at all times, the acceptance requirements and quality
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          standards specified by Amerigon from time to time with respect to CCS
          Units. Amerigon may, at its sole discretion and without breaching this Agreement, periodically conduct tests of CCS Units manufactured by Ferrotec and perform other studies to ensure that the technology, price and quality of the CCS Units manufactured by Ferrotec remain competitive.

     (d) Ferrotec shall deliver CCS Units in a timely manner at the time specified in purchase orders generated from time to time by Amerigon or at the time specified in the Production Schedule.

     (e) Ferrotec shall establish and adhere to local production capability requirements that are either required by law, regulation, or other government action or are otherwise necessary to avoid adverse economic impacts such as import or other tariffs.

     (f) Ferrotec shall pay Amerigon the costs incurred by Amerigon associated with the purchase, delivery and installation and break-in at Ferrotec's facilities of the production equipment (the "Production Equipment") and related engineering and training services necessary for Ferrotec to commence production of CCS Units.

     (g) Ferrotec shall obtain the prior written approval of Amerigon before changing any processes or specifications used in connection with the manufacture of CCS Units.

     (h) Ferrotec shall not, under any circumstances or for any reason, sell, or in any other manner dispose of, any of the CCS Units or other machinery or equipment provided by Amerigon related to the manufacture of the CCS Units, or any parts or components thereof, in any manner other than to Amerigon, without Amerigon's written consent.

     (i) If Ferrotec knows or has reason to believe that Ferrotec will not be able to supply all of the CCS Units required to be distributed by Amerigon in the Territory in any period, Ferrotec shall provide notice to Amerigon as soon as possible and in any event sufficiently in advance of such period to allow Amerigon to locate another source of CCS Units for such period.

     (j) Ferrotec shall pay Amerigon any costs incurred by Amerigon caused by Ferrotec's inability to supply all of the CCS Units required to be distributed by Amerigon in the Territory in any period. Specifically, Ferrotec shall pay Amerigon:

          (1) the difference between (i) the aggregate price paid by Amerigon to third parties for the manufacture and supply to Amerigon of (or the costs to Amerigon, including allocated overhead, to produce) CCS Units manufactured by third parties to replace the CCS Units not

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               supplied by Ferrotec (the "Substitute Units") and (ii) the aggregate price payable by Amerigon of the CCS Units not supplied by Ferrotec;

          (2) any additional shipping charges and applicable duties and tariffs paid by Amerigon with respect to Substitute Units;

          (3) all brokerage fees or agents' commissions paid by Amerigon with respect to Substitute Units.

     Notwithstanding any other provision of this Agreement to the contrary, Ferrotec shall not delegate or attempt to delegate any of its obligations pursuant to this Section 2.1 to a third party without Amerigon's prior written consent. Amerigon's consent to such delegation may be conditioned on receipt by Amerigon of evidence reasonably satisfactory to it that (i) such third party shall abide by all of the restrictions imposed on Ferrotec by this Agreement, and (ii) the ability of such third party to perform the delegated duties is at least equivalent to the ability of Ferrotec to perform the delegated duties. To the extent Ferrotec is unable to identify a third party acceptable to Amerigon, Ferrotec shall be responsible for the manufacturing the CCS Units at its own principal manufacturing facility.

2.2  Purchasing:

     (a) Amerigon shall purchase from Ferrotec all of the CCS Units required to be distributed by Amerigon to automotive parts manufacturing facilities located in the Territory, provided such CCS Units are delivered in a timely manner and meet Amerigon's acceptance requirements and quality standards.

     (b) Amerigon shall purchase the CCS Units for an initial price per CCS Unit agreed upon by Amerigon and Ferrotec, with mutually agreed upon price reductions to be determined during the Term. Ferrotec's prices for CCS Units shall, during the Term, be competitive, in the good faith determination of Amerigon, with any product offered by other suppliers offering features similar to those of the CCS Units.

     (c) Without limiting any other right or remedy available to Amerigon pursuant to this Article II, if Ferrotec fails to supply sufficient CCS Units of the quality set forth in this Agreement and in the manner and at the time set forth in purchase orders or the Production Schedule, Amerigon shall have the absolute right to purchase or otherwise acquire from third parties or to manufacture for its own account, alternative products to use by it in lieu of the CCS Units that were to be supplied by Ferrotec.

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III.  Cost
      ----

     Ferrotec shall pay Amerigon US$ 2,000,000 (the "Royalty") by wire transfer in immediately available funds to an account designated by Amerigon. Ferrotec shall also enter the Subscription Agreement.

IV.  Production Schedule; Commencement of Manufacturing
     --------------------------------------------------

     Every six months, Amerigon and Ferrotec shall prepare a mutually acceptable detailed twelve month production schedule (the "Production Schedule") for the manufacture of the CCS Units. Ferrotec shall not commence the manufacture of any CCS Units until Ferrotec receives written authorization permitting Ferrotec to manufacture such CCS Units from Amerigon and/or the automobile manufacturers and/or automotive parts manufacturers that will be the ultimate purchasers of such CCS Units.

V.  Product Warranty
    ----------------

     Ferrotec warrants that CCS Units manufactured pursuant to Section 2.1 of this Agreement shall, under reasonably anticipated use and conditions, meet all of the specifications and other requirements developed and accepted by Amerigon and Ferrotec and delivered to the other party pursuant to Article II of this Agreement. Ferrotec further warrants that each CCS Unit shall be free from defects in material and workmanship. With respect to parts and materials manufactured by third parties and incorporated by Ferrotec in the CCS Units, such parts and materials shall be covered only by the warranty of the manufacturer thereof and Ferrotec shall assign to Amerigon any such warranty.

VI.  Grant of Licenses
     -----------------

     6.1 Definitions. For purposes of this Agreement, the following definitions shall apply:

          "Amerigon's Technology" shall mean that portion of Amerigon's Intellectual Property Rights, together with the tangible and intangible property to which such Intellectual Property Rights relate, used in or in connection with the manufacture of the CCS Units.

          "Ferrotec's Technology" shall mean that portion of Ferrotec's Intellectual Property Rights, together with the tangible and intangible property to which such Intellectual Property Rights relate that is not Amerigon's Technology and is used in or in connection with the manufacturing of the CCS Units.

          "Intellectual Property Rights" shall mean (a) those patents, design patents and other industrial property rights (excluding trademarks) relating to the manufacture of the CCS Units, which are owned by the licensing party or under which the licensing party is entitled to grant license to the other party; and (b) trade secrets, technical information, know how, data, formula and knowledge relating to the manufacture of the CCS Units

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     (except as set forth in clause (a) of this definition), including but not limited to designs, drawings, standards, specifications, technical records, material lists, process manuals and direction maps, all solely to the extent relating to the manufacture of the CCS Units, which are owned by the licensing party or under which the licensing party is entitled to grant license or permission to use to the other party.

     6.2  The Amerigon License

          Subject to the terms of this Agreement and only during the Term, Amerigon grants to Ferrotec an indivisible, terminable, non-transferable license, without the right to export or grant sublicenses (the "License") to use, and under, that portion, and only that portion, of Amerigon's Technology which is necessary to perform Ferrotec's obligations under this Agreement, solely and exclusively for the purpose of manufacturing in the Territory of the CCS Units required to be distributed by Amerigon to automotive parts manufacturing facilities located in the Territory.

     6.3  Limitations on Grant of the Amerigon License

          All grants of rights by Amerigon to Ferrotec to use Amerigon's Technology intended to be accomplished by this Agreement are specifically stated in this Agreement and no additional rights are granted or may be inferred or created by implication. Without limiting the generality of the foregoing, Ferrotec acknowledges and agrees that it does not have any right to, and that it shall not:

         (a) sublicense, grant any other rights in or with respect to, or take any actions which could result in the encumbrance of or damage to Amerigon's Technology;

         (b) use or disclose Amerigon's Technology for any use other than that specified in Section 6.1 hereof;

         (c) make any modifications to, or derivatives from, Amerigon's Technology;

         (d)  make any copies of Amerigon's Technology; or

         (e) attempt to reverse engineer, disassemble, reverse translate, decompile or in any other manner decode Amerigon's Technology used or contained in the CCS Units in order to derive the source code or object code thereof or for any other reason.

     6.4  The Ferrotec License.

         (a) Subject to the terms of this Agreement and only during the Term, Ferrotec grants to Amerigon an indivisible, terminable, non-transferable license, without the right to export or grant sublicenses (the "Ferrotec License") to use, and under, that portion, and only that portion, of Ferrotec's

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              Technology which is necessary to perform Amerigon's obligations under this Agreement.

         (b) Ferrotec hereby grants to Amerigon a non-exclusive, fully paid, right and license to use any General Manufacturing Technology (as defined in Section 7) conceived or developed hereunder. The license granted in this Section will survive the termination of this Agreement for whatever reason.

VII. Proprietary Rights and Protection
     ---------------------------------

     7.1  Amerigon's Ownership Rights

         (a) Amerigon shall own all rights in and to Amerigon's Technology, including, but not limited to, the Intellectual Property Rights associated therewith.

         (b) Amerigon shall also own all rights, including, but not limited to, the Intellectual Property Rights, in and to the CCS Units, all components thereof and any parts of all such components including, without limitation the form factor and all other components of the CCS Units and parts of such components manufactured by Ferrotec in connection with the performance of Ferrotec's obligations under this Agreement.

         (c) Amerigon shall own all rights to any technology developed individually or jointly by the parties hereto relating to the performance of the obligations hereunder which is (i) derived from, derivative of, or based upon Amerigon's Technology or Amerigon's Confidential Information, (ii) related to the CSS Unit or the manufacture thereof, or (iii) developed by Amerigon or jointly by Amerigon and Ferrotec under this Agreement (the "Developed Technology"), and Ferrotec hereby assigns to Amerigon Ferrotec's entire right, title and interest in and to Developed Technology, including without limitation the right of priority to file and prosecute corresponding applications in any and all countries, the rights to any divisions, continuations, reissues and extensions with respect thereto, and any right of Ferrotec to sue and recover damages for any infringement of any Developed Technology. Ferrotec shall own all rights to any intellectual property developed exclusively by Ferrotec that is not Developed Technology and which is developed without the use or assistance of Amerigon or Amerigon Technology ("General Manufacturing Technology"). Ferrotec agrees to take such further action and to execute such documents as Amerigon may reasonably request to effect or confirm the conveyance to Amerigon of the Developed Technology and any improvements thereunder.

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         (d)  No trademark license is granted by this Agreement, and Ferrotec shall not use in any manner any of the trademarks or trade names of Amerigon.

     7.2  Ferrotec's Ownership Rights

          Except as set forth in Section 7.1, Ferrotec shall solely own all rights in and to Ferrotec's Technology, including, but not limited to, the Intellectual Property Rights associated therewith.

VIII.  Representations, Warranties, and Indemnification
       ------------------------------------------------

     8.1  By Amerigon

          Amerigon represents and warrants that Amerigon's Technology does not infringe any patent, copyright, trademark or other Intellectual Property Right of any third-party. Amerigon shall settle and/or defend at its own expense and indemnify, and hold harmless Ferrotec, from and against any cost, loss or damage arising out of any claim, demand, suit or action against Ferrotec to the extent such claim, demand, suit or action alleges that Amerigon's Technology infringes upon any Intellectual Property Right of any third party, provided that (1) Ferrotec promptly informs Amerigon in writing of any such claim, demand, suit or action and, where applicable, provides Amerigon with a copy of any demand or complaint with respect thereto, (2) Amerigon is given control over the defense or settlement thereof and Ferrotec cooperates, at Amerigon's expense, in such defense or settlement, and (3) Ferrotec does not agree to the settlement of any such claim, demand, suit or action prior to a final judgment thereon without the prior written consent of Amerigon, which consent shall not be unreasonably withheld. Ferrotec shall have the right to select its own counsel to participate in any such defense at Ferrotec's expense.

     8.2  By Ferrotec

          Ferrotec represents and warrants that (a) Ferrotec's Technology does not infringe by patent, copyright, trademark or other Intellectual Property Rights of any third party, (b) the performance of its obligations hereunder does not, and the performance of its obligations in connection with the Production Schedule shall not, in each case, including without limitation, its manufacture and supply of the CCS Units to Amerigon, whether with or without notice and/or the passage of time, violate Intellectual Property Rights of any third party, (c) the CCS Units shall be manufactured in a good and workmanlike manner, (d) Ferrotec shall comply with local production capability requirements as set forth in Section 2.1(e), and (e) the CCS Units shall, under reasonably anticipated conditions and use, conform to and operate in accordance with the specifications and other requirements identified in Section 2.1 hereof. Ferrotec shall settle and/or defend at its own expense and indemnify, and hold harmless Amerigon, from and against any cost, loss or damage arising out of any claim, demand, suit or action of any kind made by a third party against Amerigon and arising out of or in connection with the use of the CCS Units (except with respect to defects in the design or functionality of Amerigon's Technology), provided that (1) Amerigon promptly informs Ferrotec in writing of any

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     such claim, demand, suit or action and, where applicable, provides Ferrotec with a copy of any demand or complaint with respect thereto, (2) Ferrotec is given control over the defense or settlement thereof and Amerigon cooperates, at Ferrotec's expense, in such defense or settlement, and (3) Amerigon does not agree to the settlement of any such claim, demand, suit or action prior to a final judgment thereon without the prior written consent of Ferrotec, which consent shall not be unreasonably withheld. Amerigon shall have the right to select its own counsel to participate in any such defense at Amerigon's expense. Notwithstanding the foregoing, Ferrotec shall have no liability pursuant to this Section 8.2 if, and to the extent that, Ferrotec can demonstrate that its action or inaction was done at the direction of Amerigon.

IX.  Confidentiality
     ---------------

     9.1  Confidential and Proprietary Information

          "Confidential and Proprietary Information" of any party means all trade secrets, Intellectual Property Rights, Developed Technology and other confidential and/or proprietary information, reports, investigations, research, work in progress, source codes, object codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any international, federal or state agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed by or on behalf of such party by its employees, officers, directors, agents, representatives, or consultants, unless such information is not a trade secret and (a) was in the possession of the party receiving such information (the "Receiving Party") prior to disclosure hereunder; (b) was disclosed by a third party without breach of any obligation of confidentiality owed to the party disclosing such information ( the "Disclosing Party"); (c) was independently developed by personnel of the Receiving Party having no access to Confidential and Proprietary Information; or (d) became known or available to the public generally through no wrongful act of either party. Ferrotec acknowledges that the term Confidential and Proprietary Information when applied to Amerigon shall include any of the foregoing types of information developed by Ferrotec while performing services pursuant to this Agreement.

     9.2  Disclosure

          Each Receiving Party shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of the purposes of this Agreement any Confidential and Proprietary Information received from the Disclosing Party in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party save for Confidential and Proprietary Information which is required by any international, federal or state statute, rule or regulation or the order of any court of competent jurisdiction or governmental entity, in each case applicable to the Disclosing Party, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to such international, federal or state statute, rule, regulation or order, the Disclosing Party shall give prior written notice thereof to the Receiving Party, together

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     with a copy of any request or subpoena seeking disclosure of such information received and provided the Receiving Party with the opportunity to contest such disclosure.

     9.3  Affiliates

          Affiliates of a Party hereto engaged in the performance of this Agreement shall not be deemed to be third parties for the purposes of this
     Article IX so long as the respective Party ensures full compliance by such affiliates with all of the provisions of this Article IX. Notwithstanding the foregoing, each Party shall be liable for the failure of any affiliate to whom such Party discloses such Confidential and Proprietary Information to comply with the provisions of this Article IX to the same extent as if such Party had itself failed to comply with the provisions of this Article IX.

     9.4  Personnel

          Each party shall limit access to Confidential and Proprietary Information to those of its personnel and the personnel of its affiliates for whom such access is reasonably necessary for the proper performance of this Agreement and obtain written undertakings of confidentiality from them.

     9.5  Duration

          The obligation to treat information as Confidential and Proprietary Information shall, with respect to each piece of information, continue so long as such piece of information continues to meet the definition of Confidential and Proprietary Information as set forth in this Article IX.

     9.6  Consent to Disclosure of the Terms of this Agreement

          Neither party shall provide a copy of, or disclose any of the terms or conditions of, this Agreement without the prior written permission of the other party, except as otherwise required by any international, federal or state statute, including the United States federal securities laws, rule or regulation or the order of any court of competent jurisdiction or governmental entity.

X.   Term and Termination
     --------------------

     10.1  Term

          The period of effectiveness of this Agreement (the "Term") shall commence at 12:00 am (Los Angeles time) on April 1, 2001 and shall extend until 12:00 am (Los Angeles time) on April 1, 2011 (the "Initial Term") and, thereafter, the Term shall automatically extend for successive one-year periods, unless this Agreement is sooner terminated as provided in this Agreement.

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     10.2  Termination for Breach

          Subject to Section 10.6, each party shall have the right to terminate this Agreement if the other Party fails to remedy any breach of a warranty, representation or covenant contained in this Agreement within 30 days of receipt of written notice of the breach.

     10.3  Termination for Competitive Reasons

          If during the Term, (a) the quality of the CCS Units manufactured by Ferrotec deteriorates below the acceptance requirements and quality standards specified by Amerigon with respect to the CSS Units, or (b) the technology, price or quality of the CCS Units manufactured by Ferrotec does not remain competitive, in each case as determined by Amerigon in good faith, Amerigon may immediately terminate this Agreement in whole or in part without further liability. Amerigon shall provide written notice to Ferrotec which outlines its causes for termination and specifies a termination date at least three months after the date of the notice. If Ferrotec demonstrates to Amerigon, at least one month prior to the specified date of termination, that Ferrotec shall correct the causes by the termination date or a subsequent date acceptable to Amerigon, termination shall be suspended and this Agreement shall continue in accordance with the terms hereof. Termination of this Agreement pursuant to the termination rights set forth in this Section 10.3 does not negate, vitiate, or otherwise affect Ferrotec's obligations with respect to CCS Units previously supplied, including without limitation all warranty obligations.

     10.4  Termination after Initial Term.

          Either party may terminate this Agreement for any reason, if the other party receives written notice of termination at least one year prior to the date of termination; provided, however, that the earliest date of
                          --------
     termination permitted pursuant to this Section 10.4 shall be the day after expiration of the Initial Term.

     10.5  Bankruptcy

          Either party shall have the right to terminate this Agreement if a decree or order by a court having jurisdiction over the other party shall have been entered adjudging the other party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for or in respect of the other party under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction over the other party for the appointment of a liquidator or trustee or assignee in bankruptcy or insolvency of the other party, or for the winding up or liquidation of the other party's affairs, shall have been entered, and such decree or order shall have remained in force, undischarged and unstayed for a period of 60 days; or the other party shall institute proceedings to be adjudicated a voluntary bankrupt, or insolvent or shall consent to the

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     filing against it of a proceeding under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or admit its inability to pay its debts as they become due or the making by it of an assignment for the benefit of creditors.

XI.  Joint Venture Agreement;  Subscription Agreement.
     -------------------------------------------------

     11.1  Joint Venture Agreement

          It is the intention of Amerigon and Ferrotec to enter into a Joint Venture Agreement (the "Joint Venture Agreement") for the purpose of purchasing, marketing, selling and distributing the CCS Units in the Territory. The terms of the Joint Venture Agreement shall be negotiated by Amerigon and Ferrotec in good faith subsequent to the commencement of this Agreement and shall contemplate that each party shall contribute capital to the formation of the Joint Venture.

     11.2  Common Stock Subscription Agreement.

          As additional consideration for the rights exchanged in this Agreement, Amerigon and Ferrotec have entered into the Subscription Agreement, whereby Amerigon sold to Ferrotec, and Ferrotec purchased, 200,000 shares of Amerigon common stock, no par value per share, at a purchase price of US$ 5.00 per share.

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XII. Miscellaneous Provisions
     ------------------------

     12.1 No Obligations; License. Nothing contained in this Agreement shall be construed as (a) requiring either party to purchase, manufacture or develop any CCS Units not specifically identified in this Agreement or a purchase order or Production Schedule delivered pursuant to this Agreement; (b) requiring either party to discuss, negotiate or consummate the terms of a subsequent supply agreement; or (c) transferring the ownership of the Intellectual Property Rights now or hereafter owned by one party to the other party except as set forth in Section 7.1(c) of this Agreement.

     12.2 Independent Advice. The parties have read this Agreement, have had the benefit of their own legal counsel regarding this Agreement, or an opportunity to so obtain said benefit, and hereby warrant, represent, and agree that they understand all of the terms of this Agreement and that they are voluntarily executing the same of their own free will.

     12.3 Parties Bear Own Expenses. Each party shall each bear its own expenses incurred in negotiating, preparing and signing this Agreement.

     12.4 Further Assurances. The parties shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.

     12.5 Integration. This Agreement, and all appendices and exhibits attached hereto, shall constitute the final, complete and exclusive agreement and understanding by and between the parties, and supersedes all prior or contemporaneous written or oral agreements. To the extent there is a conflict between the terms of an appendix or exhibit attached hereto and the terms of this Agreement, the terms of this Agreement shall control. The parties each acknowledge that there are no representations, warranties, agreements, arrangements or understandings other than as expressly contained in this Agreement and the appendices and exhibits attached hereto.

     12.6  Assignment and Transfer:

          (a) Amerigon shall have the right to assign its rights and interests and delegate its obligations with respect to the purchase of the CCS Units manufactured by Ferrotec hereunder to any third party assignee whose financial condition and creditworthiness is at least equivalent to Amerigon's financial condition and creditworthiness at the time of execution of this Agreement.

          (b) Ferrotec shall not have the right to assign its rights and benefits or delegate its obligations under this Agreement without the prior written consent of Amerigon.

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     12.7  Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     12.8 Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same Agreement.

     12.9 Interpretation. Parties have each agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation providing for interpretation against a party who causes an uncertainty to exist or against the draft herein.

    12.10 Amendments and Modifications. This Agreement, any Exhibits, Appendices or any other attachments to this Agreement, and any purchase order or Production Schedule delivered pursuant to the terms of this Agreement may be amended or modified in writing only, signed by the parties to be charged or bound by such amendment or modifications.

    12.11 Remedies and Waivers. No failure to exercise, nor any delay in exercising, on the part of either party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

    12.12 Notices. Any notice given by one party to the other shall be deemed properly given if specifically acknowledged by the receiving party in writing, upon receipt by the recipient by overnight delivery, messenger delivery or registered mail to the following addresses (or such other address as may be notified in writing from time to time by either party) or if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise:

           If to Amerigon:
               Amerigon Incorporated
               5462 Irwindale Avenue
               Irwindale, CA  91706
               Attention:  Richard Weisbart
               Facsimile No.:  (626) 815-7441

           with a copy to:
               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, CA 90071-2899
               Attention:  John Laco, Esq.
               Facsimile No.:  (213) 430-6407

           If to Ferrotec:
               Ferrotec Corporation
               Sumitomo Bldg. #6,
               5-24-8 Higashi Ueno Taito-ku,
               Tokyo 110, Japan
               Facsimile No.:

           with a copy to:
               Attention:
               Facsimile No.:

    12.13 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regards to its choice of law provision.

    12.14 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of California or of the United States of America located in the Central District of California and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 12.12 such service to become effective 10 days after such mailing.

    12.15 Waiver of Jury Trial. To the extent permitted by applicable law, Ferrotec and Amerigon irrevocably waive their respective rights to a jury trial with respect to any action, claim or other proceeding arising out of any dispute in connection with this agreement, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above mentioned.


Amerigon Incorporated                        Ferrotec Corporation


/s/ Richard Weisbart                         /s/ Akira Yamamura
--------------------------                   ------------------------------
Name:  Richard A. Weisbart                   Name:  Akira Yamamura
Title:  President and CEO                    Title:  President and CEO

                                                                           DRAFT

                                   EXHIBIT A
                                   ---------

     The countries included in the Territory are China, Japan, Taiwan, Korea, India, Thailand, Vietnam, Malaysia, Indonesia, and the Philippines.




                                  Exhibit A-1